                              LEHMAN BROTHERS INC.

                               VOLUNTARY DEFERRED
                               COMPENSATION PLAN
                            (FOR SELECT EXECUTIVES)

                      AS AMENDED EFFECTIVE JANUARY 1, 1991
                 AND SUBSEQUENTLY AMENDED THROUGH JULY 31, 1993

                               TABLE OF CONTENTS



                                                                                                                Page
                                                                                                                ----
ARTICLE I
Definitions       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II
Participation     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE III
Deferred Compensation Account Credits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE IV
Deferred Compensation Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE V
Vesting           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VI
Payment of Deferred Compensation; Withdrawals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VII
Funding           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE VIII
Subordination Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE IX
Administration    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE X
Amendment and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE XI
General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                              LEHMAN BROTHERS INC.
                               VOLUNTARY DEFERRED
                               COMPENSATION PLAN
                            (FOR SELECT EXECUTIVES)

             AS AMENDED EFFECTIVE JANUARY 1, 1991 AND SUBSEQUENTLY
                         AMENDED THROUGH JULY 31, 1993


                                   ARTICLE I
                                  Definitions


                 1.1 As used in this Plan, the following terms shall have the meanings hereinafter set forth:

                 "Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                 "Beneficiary" means any person(s) or legal entity(ies) designated by the Participant or otherwise in accordance with Section 11.8.

                 "Bonus" means the bonus paid by the Employer to an Officer, Branch Manager or Key Employee during any Plan Year.

                 "Branch Manager" means a person employed by the Employer as the Manager of a domestic branch office.

                 "Cause" means willful misconduct, dishonesty, conviction of a felony, persistent incompetence or habitual or gross negligence in the performance of a Participant's duties to the Company other than as a result of total or partial incapacity due to disability, persistent failure to abide by the policies and regulations of the Company or American Express Company, or such other similar conduct as determined by the Committee in its sole discretion.

                 "CBT" means the Chicago Board of Trade.

                 "CEA" means the Commodity Exchange Act, as in effect from time to time.

                 "CFTC" means the Commodity Futures Trading Commission.

                 "Commissions" means the gross commissions credited by the Employer for sales made by a Financial Consultant for any Plan Year.

                 "Committee" means the Employee Benefit Plans Committee of the Company which administers the Plan in accordance with ARTICLE IX.

                 "Company" means Lehman Brothers Inc., a Delaware corporation, and its successors and assigns.

                 "Deferred Compensation Account" means the account established and maintained under the Plan for a Participant for each Participation Year.

                 "Disability" means (a) prior to the Restatement Date, disability as defined under the Lehman Brothers Inc. Long-Term Disability Plan, and (b) on or subsequent to the Restatement Date, termination of a Participant's employment with the Company by reason of total and permanent disability, determined in accordance with the Shearson Lehman Brothers Inc. Long-Term Disability Plan, as in effect from time to time.

                 "Effective Date" means January 1, 1979.

                 "Eligible Employee" means, (a) with respect to any deferrals for Plan Years beginning prior to January 1, 1993, any Officer, Branch Manager, Financial Consultant or Key Employee (other than a "Transferred Participant," as that term is defined under the provisions of the Lehman Brothers Inc. Voluntary Deferred Compensation Plan (for Transferred Participants)), whose "compensation" for calendar year 1992 (or for such earlier calendar year for which such person last had compensation) was less than $200,000, and (b) with respect to any deferrals for any Plan Year beginning on or after January 1, 1993, any Officer, Branch Manager, Financial Consultant or Key Employee (other than a Transferred Participant) whose "compensation" for the immediately preceding Plan Year is less than $200,000 (or such other dollar amount as may from time to time be established by the Committee.

                 Compensation for this purpose, for any Plan Year, shall equal the sum of (a) the amount reported on such person's Federal Form W-2 for such Year and (b) any amounts that would otherwise have been so included on such Form W-2 for such Year, but for (i) the provisions of Sections 125 or 402(e)(3) of the Internal Revenue Code (or any such predecessor provision) or (ii) the deferral of any amounts pursuant to the terms of any non-qualified deferred compensation plans or arrangements maintained by the Company.

                 "Employer" means the Company and any subsidiary or affiliate thereof which shall be designated by the Committee as a participating employer under the Plan.

                 "Exchange" means the New York Stock Exchange, Inc.

                 "Financial Consultant" means a person employed by the Employer as a Financial Consultant.

                 "Financial Hardship" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute a Financial Hardship will depend upon the facts of each case and will be determined by the Committee in its sole discretion, but distributions may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise or
(ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

                 "Installments" means substantially equal installments payable annually as of the last day of the applicable calendar quarter and as of the anniversary thereof in each succeeding year over a period certain not to exceed 15 years, as elected by a Participant in accordance with Section 6.1.

                 "Interest" on a Deferred Compensation Account shall have the meaning set forth in Section 4.3.

                 "Key Employee" means a highly-compensated key employee of the Employer other than an Officer, Branch Manager or Financial Consultant designated by the Committee as such.

                 "NASD" means the National Association of Securities Dealers,
Inc.

                 "Officer" means an officer of the Employer as defined in the Employer's By-Laws.

                 "Participant" for any Plan Year means an Eligible Employee who elects to participate in the Plan in accordance with ARTICLE II.

                 "Participation Year" means each Plan Year for which a Participant elects to participate in the Plan.

                 "Plan" means the Lehman Brothers Inc. Voluntary Deferred Compensation Plan (for Select Executives), as embodied herein and as amended from time to time.

                 "Plan Year" means the calendar year beginning on the Effective Date and each succeeding calendar year the Plan remains in effect.

                 "Restatement Date" means January 1, 1991.

                 "Retirement" means (a) prior to the Restatement Date, a Participant's retirement from employment with the Company under (i) the provisions of the Company's Retirement Plan, or (ii) some other arrangement, but only if approved in advance by the Committee, and (b) on or after the Restatement Date, termination of a Participant's employment with the Company as a result of his retirement, determined pursuant to the provisions of the Lehman Brothers Holdings Inc. Retirement Plan, as in effect from time to time.

                 "Rule" means Rule 15c3-l under the Act.

                 "Salary" means the basic salary paid to an Officer, Branch Manager or Key Employee for any Plan Year by the Employer.

                 "SEC" means the Securities and Exchange Commission.

                 "Separation from Service" means termination of a Participant's employment with his Employer or the Company by reason of Retirement, Disability, death or otherwise.

                 "SIPA" means the Securities Investor Protection Act of 1970, as in effect from time to time.

                  1.2 Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.


                                   ARTICLE II
                                 Participation

                  2.1 (a) Prior to the December 4 preceding a Plan Year, or such other date(s) as determined by the Committee, each Eligible Employee may elect to participate in the Plan for the Plan Year by written notice to the Committee, which notice must specify, subject to the provisions of Sections 2.2 and 6.1, the percentage of Salary, Commissions and Bonus to be deferred and the time and form of payment; provided, however, that the Committee may establish procedures and forms which are applicable to all Eligible Employees under which Eligible Employees may elect to participate in the Plan on a prospective basis as of some other date(s) specified in such procedures.

                          (b)     Notwithstanding paragraph (a) of this
Section, an Eligible Employee who is first employed by the Employer during any Plan Year may elect to participate in the Plan for such Plan Year by written notice to the Committee otherwise consistent with Section 2.1(a) not later than 15 days after his date of employment.

                          (c)     Notwithstanding the other provisions of this
Section 2.1, upon application of any Participant and approval thereof by the Committee, the Participant may at any time during a Participation Year revoke, by reason of Financial Hardship, his election to participate in the Plan for such Participation Year. Upon such revocation, any amount credited to his Deferred Compensation Account for such year shall be paid to him without interest as soon as practicable thereafter.

                  2.2     (a)     The elections pursuant to Section 2.1 may
defer any whole number percentage of the Eligible Employee's Salary, Commissions and Bonus; provided, however, that the maximum amount which may be deferred for any Plan Year is 50% of an Eligible Employee's Salary, Commissions and Bonus for such Plan Year, unless the Committee determines and establishes some other percentage and/or specific dollar amount applicable to all elections under the Plan.

                          (b)     In the event an Eligible Employee's
Separation from Service occurs prior to the end of any Participation Year, his election to participate in the Plan for such Participation Year shall be deemed revoked and any amount credited to the Deferred Compensation Account for such Plan Year shall be paid to him (or his Beneficiary) without Interest as soon as practicable thereafter.

                 2.3 Notwithstanding anything herein to the contrary, a Participant ceases to be a Participant on the date of his Separation from Service; provided, however, that if a Participant continues to be employed by an affiliate or subsidiary of the Company, he shall not incur a Separation from Service until such time as he incurs a Separation from Service with such affiliate or subsidiary.


                                  ARTICLE III
                     Deferred Compensation Account Credits

                 3.1 The Committee shall cause to be credited to each Participant's Deferred Compensation Account for a Participation Year the amounts which he elected to defer in accordance with Section 2.1 as of the effective date of deferral, in accordance with such rules and procedures as shall be established by the Committee.

                 3.2 Notwithstanding any provisions herein to the contrary, the Committee in its sole discretion may suspend any and all contributions under the Plan for such period of time as it determines.

                                   ARTICLE IV
                         Deferred Compensation Accounts

                  4.1 The Committee shall establish and maintain a Deferred Compensation Account for each Participant for each Participation Year commencing on and after the Effective Date. Notwithstanding any of the provisions of this ARTICLE IV, the subordination provisions contained herein in
ARTICLE VIII shall become effective as to any Deferred Compensation Account for a Participation Year on the December 31 following commencement of that Participation Year.

                  4.2 Interest shall be credited on amounts credited to each Deferred Compensation Account as of the last day of each calendar quarter from the effective date of deferral to the last day of the calendar quarter immediately preceding the date on which such amounts are distributed to the Participant at an annual rate equal to the average 30-day U.S. Treasury Bill rate during such quarter and such interest shall be compounded annually commencing with the first day of each Plan Year; provided, however, that (a) if
Section 6.2 is applicable, no interest shall be credited to the Participant's Deferred Compensation Account after the last day of the calendar quarter in which his Separation from Service occurred until such time as payment is made, and (b) if Section 2.2(b) is applicable, no Interest shall be credited to the Participant's Deferred Compensation Account for the applicable Participation Year.


                                   ARTICLE V
                                    Vesting

                  5.1 Except as otherwise provided in Section 5.2, a Participant shall at all times be fully vested in his Deferred Compensation Account for any Participation Year.

                  5.2 Effective as of the Restatement Date, and notwithstanding anything herein to the contrary, a Participant shall forfeit his Deferred Compensation Account, including all earnings credited to such Deferred Compensation Account, if the Participant is terminated for Cause; provided, however, that in such event the Committee may decide, in its sole discretion, whether the Participant shall continue to be vested in any portion of the Deferred Compensation Account.


                                   ARTICLE VI
                 Payment of Deferred Compensation; Withdrawals

                  6.1 At the time an Eligible Employee elects to become a Participant for any Participation Year, he shall also elect in writing to the Committee, on a form provided by the Committee, to have his Deferred Compensation Account for such year paid (a) in a lump sum as soon as practicable following the second anniversary of the last day of the applicable Participation Year or (b) as soon as practicable following the last day of the calendar quarter coincident with or next following the date which is six months following his Separation of Service as a result of his Retirement, Disability of death, in a single lump sum or, in the event of a Separation of Service on account of Retirement, Installments (as indicated on such election).

                  6.2 Notwithstanding the provisions of Section 6.1, if a Participant's Separation from Service occurs other than by reason of Retirement, Disability or death, payment of the amounts credited to his Deferred Compensation Accounts for all Participation Years preceding the current Participation Year shall be made in a lump sum as soon as practicable after the last day of the calendar quarter in which the first anniversary of his Separation from Service occurs and no Installment payments, if applicable, shall be made during the one-year period prior to such date.

                 6.3 If a Participant fails to make a timely election in accordance with procedures established by the Committee and on the form provided by the Committee, a Participant shall have the amount credited to his Deferred Compensation Account for each Participation Year paid to him in accordance with clause (b) of Section 6.1.

                  6.4 Effective as of the Restatement Date, notwithstanding anything herein to the contrary, distributions of a Participant's Deferred Compensation Accounts shall commence as soon as practicable following the commencement of distributions to the Participant under the Shearson Lehman Brothers Holdings Inc. Retirement Plan, even if the Participant has made a previous election to defer payment and even if the Participant has not otherwise incurred a Retirement, Disability, death, or other Separation from Service, with the form of payments being made in the manner elected by the Participant in accordance with the provisions of Section 6.1; provided, however, that no such distribution of an amount held in the Participant's Deferred Compensation Account shall occur until the date which is one year following the last day of the Plan Year in which such amount was credited to such Deferred Compensation Account.

                 6.5 Effective as of the Restatement Date, notwithstanding anything herein to the contrary, any amounts payable hereunder may be retained by the Company in the event the Participant owes the Company any funds at the time such Participant is otherwise entitled to receive amounts credited to his Deferred Compensation Account.

                 6.6 Plan payments shall not be included in the calculation of Financial Consultant production levels or be utilized for any similar purpose, and all such payments shall be considered cash compensation to the Participant when paid, subject to all applicable federal, state and local income taxes and withholding.

                 6.7 Amounts paid under the Plan shall not be eligible for further deferral under the Plan.

                 6.8 If a Participant dies, his Beneficiary shall be entitled to receive, as soon as administratively practicable after the date of his death, the payment of his Deferred Compensation Account, with such payment being made in the form elected by the Participant in accordance with the provisions of Section 6.1, less any applicable federal, state and local income taxes and withholding, if any.

                 6.9 No Interest or other earnings shall be paid on any amount payable under the Plan for the period commencing on the last day of the calendar quarter in which payment is required to be made and ending on the date payment is actually made.

                 6.10 No payments shall be required or made if, in the opinion of the Committee, such payment would not comply with the rules and regulations of the NASD, the SEC, the CBT, any state securities regulatory authority, or any other applicable law, rule or regulation, or the Participant is subject to the provisions of Section 11.4.

                 6.11 Notwithstanding anything herein to the contrary, a Participant may request and receive a hardship distribution, provided the Participant is able to demonstrate, to the satisfaction of the Committee, that he has suffered a Financial Hardship. A hardship distribution request must be made on the form provided by the Committee and is subject to the rules established by the Committee governing hardship distributions. The amount distributed cannot exceed the lesser of (a) the Participant's Deferred Compensation Account, or (b) the amount necessary to satisfy the Participant's Financial Hardship. No distribution may be made prior to the time the Committee approves the distribution, and payment is subject to the provisions of Section 8.3.

                 6.12 Any Participant who transfers to the employ of a subsidiary or affiliate of the Company and who later incurs a Separation from Service with such subsidiary or affiliate shall receive a distribution of his Deferred Compensation Account, in accordance with the provisions of this
ARTICLE VI, upon a termination of employment with such subsidiary or affiliate.

                 6.13 Any payment made to a Participant or his Beneficiary or estate pursuant to the terms of the Plan shall constitute a complete discharge of the obligations of the Company and the Committee with respect thereto.


                                  ARTICLE VII
                                    Funding

                 7.1 All amounts credited under the Plan shall come solely from the general assets of the Company.

                 7.2 All amounts credited to Participants' Deferred Compensation Accounts shall, at all times, (a) be subordinated debt of the Company, (b) be dealt with in all respects as capital of the Company, (c) be subject to the risk of the Company's business, and (d) may be deposited in an account or accounts in the Company's name in any bank or trust company.


                                  ARTICLE VIII
                            Subordination Provisions

                 8.1 The Company's obligation to pay amounts credited to a Participant's Deferred Compensation Account on the date such payment is otherwise due and payable in accordance with the terms of the Plan (the "Fixed Payment Date") shall be suspended and shall not mature for any period of time during which after giving effect to such payment (together with (a) the payment of any other obligation of the Company payable at or prior to such payment and
(b) the return of any Secured Demand Note as defined in the Rule as in effect at the time such payment is to be made and the collateral therefor held by the Company and returnable at or prior to such payment):

                 (i) If the Company is not operating pursuant to the alternative net capital requirements provided for in paragraph (f) of the Rule, the aggregate indebtedness of the Company would exceed 1200 per centum of its net capital (or its "adjusted net capital" as defined in the regulations under the CEA) as those terms are defined in the Rule as in effect at the time payment is to be made or such lesser per centum as may be made applicable to the Company from time to time by the Exchange (or other domestic exchange, board of trade, clearing association or similar organization of which the Company is a member) or a domestic governmental agency or body having appropriate authority; or

                 (ii) if the Company is operating pursuant to the alternative net capital requirements provided for in paragraph (f) of the Rule, the net capital of the Company (or its "adjusted net capital" as defined in the regulations under the CEA) would be less than the greater of (x) 5 per centum of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Act or any successor rule as in effect at the time payment is to be made, (y) if the Company is registered as a futures commission merchant with the CFTC, 6 per centum of the funds required to be segregated pursuant to the CEA and the regulations promulgated thereunder and the foreign futures or foreign options secured amounts, less the market value of commodity options purchased by option customers on or subject to the rules of a contract market or foreign board of trade; provided, however, the deduction for each option customer shall be limited to the amount of customer funds in such option customer's account(s) and the foreign futures and foreign options secured amounts (if greater), or
                          (z) such greater per centum as may be made applicable to the Company from time to time by the Exchange (or any other domestic exchange, board of trade, clearing association or similar organization of which the Company is a member) or a domestic governmental agency or body having appropriate authority; or

                 (iii) if the Company's net capital (or its "adjusted net capital" as defined in the regulations under the
                          CEA), as defined in the Rule or any successor rule as in effect at the time payment is to be made, would be less than 120 per centum of any minimum dollar amount required by the Rule (or the regulations under the CEA as in effect at such time), or such greater dollar amount as may be made applicable to the Company by the Exchange (or any other domestic exchange, board of trade, clearing association or similar organization of which the Company is a member) or a domestic governmental agency or body having appropriate authority; or

                 (iv) if the Company guarantees, endorses, carries or clears specialist or market maker transactions in options listed on a national securities exchange or facility of a national securities association, the amounts required to be deducted and maintained as required by the provisions of paragraphs (a)(6)(v),
                          (a)(7)(iv) or (c)(2)(x)(b)(l) of the Rule would exceed 1000 per centum of its net capital (or its "adjusted net capital" as defined in the regulations under the CEA), as defined in the Rule as in effect at the time such payment is made or such lesser per centum as may be made applicable to the Company by the Exchange (or any other domestic exchange, board of trade, clearing association or similar organization of which the Company is a member) or a domestic governmental agency or body having appropriate authority.

                 During any such suspension the Company shall, as promptly as is consistent with the protection of its customers, reduce its business to a condition whereby the amounts the payment of which has been suspended could be paid (together with (c) the payment of any other obligation of the Company payable at or prior to the payment of such amounts and (d) the return of any Secured Demand Note and the collateral therefor held by the Company or returnable at or prior to the payment of such amounts) without the Company's net capital being below the applicable minimums set forth above in this Section
8.1 or its "adjusted net capital" being below the amount required as aforesaid, at which time the Company shall pay the amounts credited to a Participant's Deferred Compensation Account the payment of which has been suspended (including Interest thereon calculated pursuant to the terms of the Plan, if any) on not less than five (5) days' prior written notice to the Exchange and the CBT. The first day on which under this ARTICLE VIII the Company has an obligation to pay amounts is hereinafter referred to as the "payment date."
If, pursuant to the terms hereof, the Company's obligation to pay amounts credited to a Participant's Deferred Compensation Account is suspended, the Company recognizes and agrees that the Company may be summarily suspended by the Exchange. The Company agrees that, if its obligation to pay amounts credited to a Participant's Deferred Compensation Account is ever suspended for a period of six (6) months, it will promptly take whatever steps are necessary to effect a rapid and orderly complete liquidation of its business.

                 8.2 If payment is made of all or any part of the amounts credited to a Participant's Deferred Compensation Account on the payment date and if immediately after any such payment the Company's net capital is less than the applicable minimums set forth above in Section 8.1, the Participant by electing to participate agrees irrevocably, for himself, his beneficiaries, heirs and assigns (whether or not the Participant had any knowledge or notice of such fact at the time of any such payment) to repay to the Company, its successors or assigns, the sum so paid, to be held by the Company pursuant to the provisions hereof as if such payment had never had been made; provided, however, that any suit for the recovery of any such payment must be commenced within two (2) years of the date of such payment.

                 8.3 No payment of all or any portion of amounts credited to a Participant's Deferred Compensation Account shall be made prior to the Fixed Payment Date (whether as a consequence of Financial Hardship or otherwise, any such payment being herein called a "Prepayment") unless at least one year has passed from the effective date of the deferral and the Company shall have received the prior written permission of the Exchange after consultation with the SEC if the Exchange deems such consultation appropriate and the prior written permission of the CBT. Furthermore, no Prepayment shall be made if after giving effect thereto (and to all other payments of principal of outstanding subordination agreements of the Company, including the return of any Secured Demand Note and the collateral therefor held by the Company, the maturity or accelerated maturity of which are scheduled to occur within six (6) months after the date such Prepayment is to occur, or on or prior to the date on which the Participant has elected to receive payment of the amounts credited to his Deferred Compensation Account disregarding such proposed payment, whichever date is earlier) without reference to any projected profit or loss of the Company:

                 (i) if the Company is not operating pursuant to the alternative net capital requirements provided for in paragraph (f) of the Rule, the aggregate indebtedness of the Company would exceed 1000 per centum of its net capital (or its "adjusted net capital" as defined in the regulations under the CEA), as those terms are defined in the Rule as in effect at the time Prepayment is to be made; or such lesser per centum as may be made applicable to the Company from time to time by the Exchange (or any other domestic exchange, board of trade, clearing association or similar organization of which the Company is a member) or a domestic governmental agency or body having appropriate authority; or

                 (ii) if the Company is operating pursuant to such alternative net capital requirement, its net capital (or its "adjusted net capital" as defined in the regulations under the CEA) would be less than the greater of: (x) 5 per centum of aggregate debit items as those terms are defined in Exhibit A to Rule 15c3-3 of the Act or any successor rule as in effect at such time; (y) if the Company is registered as a futures commission merchant with the CFTC, 6 per centum of the funds required to be segregated pursuant to the CEA and the regulations promulgated thereunder and the foreign futures or foreign options secured amounts, less the market value of commodity options purchased by option customers on or subject to the rules of a contract market or foreign board of trade; provided, however, the deduction for each option customer shall be limited to the amount of customer funds in such option customer's account(s) and foreign futures and foreign options secured amounts (if greater); or (z) such greater per centum as may be made applicable to the Company from time to time by the Exchange (or any other domestic exchange, board of trade, clearing association or similar organization of which the Company is a member) or a domestic governmental agency or body having appropriate authority; or

                 (iii) if the Company's net capital (or its "adjusted net capital" as defined in the regulations under the
                          CEA), as
                          defined in the Rule or any successor rule as in effect at the time payment is to be made, would be less than 120 per centum of any minimum dollar amount required by the Rule (or the regulations under the CEA as in effect at such time), or such greater dollar amount as may be made applicable to the Company by the Exchange (or any other domestic exchange, board of trade, clearing association or similar organization of which the Company is a member) or a domestic governmental agency or body having appropriate authority; or

                 (iv) if the Company guarantees, endorses, carries or clears specialist or market transactions in options listed on a national securities exchange or facility of a national securities association, the amounts required to be deducted and maintained as required by the provisions of paragraphs (a)(6)(v), (a)(7)(iv) or
                          (c)(2)(x)(b)(l) of the Rule would exceed 1000 per centum of its net capital (or its "adjusted net capital" as defined in the regulations under the
                          CEA), as defined in the Rule as in effect at the time such payment is made or such lesser per centum as may be made applicable to the Company by the Exchange (or any other exchange, board of trade, clearing association or similar organization of which the Company is a member) or a domestic governmental agency or body having appropriate authority.

                 If Prepayment is made of all or any part of the amounts credited to a Participant's Deferred Compensation Account on or prior to the Fixed Payment Date, and if the Company's net capital is less than the amount required to permit such payment pursuant to the previously cited provisions of this Section 8.3, the Participant agrees irrevocably by electing to participate in the Plan (whether or not such Participant had any knowledge or notice of such fact at the time of any such Prepayment) to repay the Company, its successors or assigns, the sum so paid to be held by the Company pursuant to the provisions hereof as if such Prepayment had never been made; provided, however, that any suit for the recovery of any such Prepayment must be commenced within two (2) years of the date of such Prepayment.

                 8.4 A Participant, by making an election to participate in this Plan, irrevocably agrees that the obligations of the Company under the Plan with respect to the payment of amounts credited to a Participant's Deferred Compensation Account are and shall be subordinate in right of payment and subject to the prior payment or provision for payment in full of all claims of all other present and future creditors of the Company whose claims are not similarly subordinated (claims under the Plan shall rank pari passu with claims similarly subordinated) and to claims which are now or hereafter expressly stated in the instruments creating such claims to be senior in right of payment to claims arising under the Plan, arising out of any matter or event occurring prior to the payment date of the amounts credited to that Participant's Deferred Compensation Account under the Plan.
In the event of the appointment of a receiver or trustee of the Company or in the event of its insolvency, liquidation pursuant to SIPA or otherwise, its bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Company, a Participant shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Company until all claims of all other present and future creditors of the Company, whose claims are senior to claims arising under the Plan, have been fully satisfied, or provision has been made therefor.

                 8.5      Notwithstanding anything herein to the contrary:

                 (a) a Participant shall not be entitled to receive any payment in respect of amounts credited to his Deferred Compensation Account or to participate in the distribution of assets of the Company in respect thereof if such payment or distribution would constitute a violation of the express terms of any Senior Subordinated Debt, as hereinafter defined (or any agreement under or pursuant to which the same may be outstanding);

                 (b) the right of a Participant to receive any payment in respect of amounts credited to his Deferred Compensation Account shall be subordinated to claims of the holders of Senior Subordinated Debt so that, in the case of any distribution of assets of the Company in complete or partial liquidation, reorganization, arrangement or other marshalling of assets and liabilities of the Company, no such distribution or payment will be made with respect to amounts credited to a Participant's Deferred Compensation Account unless and until the principal of and interest on the Senior Subordinated Debt are paid in full; and

                 (c) a Participant shall promptly return to the Company any amounts (whether cash, securities or otherwise) received from the Company if the payment by the Company of such amounts constituted a violation of the express terms of any Senior Subordinated Debt (or any agreement under or pursuant to which the same may be outstanding).

                 8.6 The term "Senior Subordinated Debt" as used herein shall mean and include all indebtedness of the Company (other than the Company's obligations under the Company's 13 1/8% Subordinated Note due March 15, 1994, the Company's 10 3/4% and 15 1/4% Subordinated Notes due from June 30, 1994 through December 31, 2025, the Company's obligations under the Plan, the Company's Asset

Compensation Plan for Financial Consultants, the Company's Deferred Compensation Plan for Branch Managers, the Company's Deferred Compensation Plan for Financial Consultants, the Company's Recognition Award Plans (including the Lehman Brothers Equity Unit and Bonus Plan), the Company's E.F. Hutton Partnership Award Plan and those similar agreements with other Participants each of which rank pari passu with the obligations of the Company under the
Plan) constituting part of its Net Capital (as defined in the Rule as in effect from time to time), and shall include without limitation thereto the indebtedness represented by the Company's obligations under the Company's 7 7/8% Senior Subordinated Notes Due August 15, 1993; the Company's 12 1/2% Senior Subordinated Notes Due October 15, 1994; the Company's Floating Rate Subordinated Note with American Express Company due April 1, 1994; the Company's 8 3/4% Senior Subordinated Debentures Due March 1, 1996; the Company's 10 3/4% Senior Subordinated Notes Due April 29, 1996; the Company's 9 1/2% Senior Subordinated Notes Due June 15, 1997; the Company's Senior Subordinated Notes Due May 15, 1999; the Company's 9 7/8% Senior Subordinated Notes Due October 15, 2000; the Company's 11 5/8% Senior Subordinated Debentures Due May 15, 2005; the Company's 9 7/8% Senior Subordinated Note Due October 1, 1993; the Company's 10 3/4% Senior Subordinated Notes due from June 30, 1994 through December 31, 2025 held by various subsidiaries and affiliates of the Company; the Company's Floating Rate Senior Subordinated Notes due from January 27, 1994 through September 30, 1994 held by an affiliate of the Company; the Company's 6% Senior Subordinated Notes due December 30, 1994; the Company's Floating Rate Senior Subordinated Notes due July 14, 1994; and the Company's Floating Rate Senior Subordinated Notes due May 17, 1996 unless, in each case, in the instrument evidencing or creating the same, or in any agreement under or pursuant to which it shall be outstanding, such indebtedness shall be declared not to be Senior Subordinated Debt. Senior Subordinated Debt (and any agreement under or pursuant to which the same may be outstanding) may be amended, the commitment under such agreements may be increased, provisions thereof may be waived, time of payment of the Senior Subordinated Debt may be extended and other indulgences granted to the Company in respect thereof all from time to time without notice to or assent of any Participant under the Plan.

                 8.7 Each Participant, by making an election to participate in this Plan, irrevocably agrees and acknowledges that:

                 (a) such election is not being made in reliance upon the standing of the Company as a member organization of the Exchange or upon the Exchange's surveillance of the Company's financial position or its compliance with the constitution, rules and practices of the Exchange;

                 (b) the Participant is not relying upon the Exchange to provide any information concerning or relating to the

                          Company and the Exchange has no responsibility to disclose to the Participant any information concerning or relating to the Company which it may now, or at any future time, have; and

                 (c) neither the Exchange, its Special Trust Fund, nor any director, officer, trustee or employee of the Exchange or said Trust Fund shall be liable to any Participant with respect to this Plan or the payment of amounts credited to a Participant's Deferred Compensation Account.

                 8.8 Upon termination of the Company as a member of the Exchange, the references herein to the Exchange shall be deemed to refer to the Examining Authority. The term Examining Authority shall refer to such regulatory body having responsibility for inspecting or examining the Company for compliance with financial responsibility requirements under Section 9(c) of SIPA and Section 17(d) of the Act. References herein to the Exchange or the Examining Authority shall also be deemed to refer to the CBT and to any other exchange, board of trade, clearing association or similar organization of which the Company is a member and which requires such reference as a condition to inclusion of the amounts credited to Deferred Compensation Accounts hereunder in the Company's net capital as computed for the purposes of such organization.

                 8.9 References in the Plan to the Exchange or Examining Authority shall also be deemed to refer to the organization(s) designated as the self-regulatory organization(s) (also known as DSRO) of the Company pursuant to a plan filed with the CFTC pursuant to Regulation 1.52 under the CEA to the extent such references are required as a condition to inclusion of the amounts credited to Deferred Compensation Accounts in the Plan in the Company's net capital as computed for purposes of such organization(s).

                 8.10 All amounts credited to Deferred Compensation Accounts shall be dealt with in all respects as capital of the Company, shall be subject to the risks of its business, and may be deposited in an account or accounts in the Company's name in any bank or trust company.

                 8.11 Notwithstanding any other provisions in this ARTICLE VIII, all amounts which are from time to time credited to Participants' Deferred Compensation Accounts shall be subject to the terms of subordination set forth in this ARTICLE VIII.

                                   ARTICLE IX
                                 Administration

                 9.1 The complete authority to control and manage the operation and administration of the Plan and the responsibility for carrying out its provisions belongs to the Committee. The Committee shall consist of at least three members appointed from time to time by the Board of Directors to serve at the pleasure thereof. Any member of the Committee may resign by delivering his written resignation to the Board of Directors.

                 9.2 The Committee shall from time to time establish rules of administration and interpretation of the Plan. The determination of the Committee as to any disputed questions shall be conclusive and binding on all parties, including the Participant, his Beneficiary, the Company and the Employer.

                 9.3 Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of such majority, expressed by a vote at a meeting or in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee.

                 9.4 The members of the Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do.

                 9.5 The Committee may employ counsel and other agents and may procure such clerical, accounting, and other services as they may require in carrying out the provisions of the Plan.

                 9.6 No member of the Committee shall receive any compensation for his services as such. All expenses of administering the Plan, including but not limited to, fees of accountants and counsel, shall be paid by the Company.

                 9.7 The Company shall indemnify and save harmless each member of the Committee against all expenses and liabilities arising out of membership on the Committee, excepting only expenses and liabilities arising from his own gross negligence or willful misconduct, as determined by the Board of Directors.


                                   ARTICLE X
                           Amendment and Termination

                 10.1 The Company, by action of the Committee, may at any time or from time to time modify or amend any or all of the provisions of the Plan or may at any time terminate the Plan; provided, however, that no action taken shall adversely affect the rights of any Participant hereunder to amounts due and payable to such Participant at the time such action is taken, unless the Participant otherwise consents thereto.


                                   ARTICLE XI
                               General Provisions

                 11.1 No Participant, Branch Manager, Financial Consultant, Officer, Key Employee or employee of the Company or any Employer shall have any right to any payment or benefit hereunder except to the extent provided in the Plan.

                 11.2 The employment rights of any Participant shall not be enlarged, guaranteed or affected by reason of any of the provisions of the Plan.

                 11.3 Assignment, pledge or other encumbrance of any payments or benefits under the Plan shall not be permitted or recognized and to the extent permitted by law, no such payments or benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same.

                 11.4 The Company shall have the right to retain or to use any amounts payable under the Plan to satisfy or otherwise offset amounts the Participant owes to the Company as a result of his actions or in the event he is terminated for Cause. Amounts payable under the Plan may also be used to offset amounts the Company is required to pay a client or a regulatory agency or any other person or entity as a result of the Participant's actions.

                 11.5 If the Committee determines that any person to whom a payment is due hereunder is a minor or incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments then due to such person to be made to another for the benefit of the minor or incompetent, without responsibility of the Company or the Committee to see to the application of such payment, unless claim prior to such payment is made therefor by a duly appointed legal representative. Payments made pursuant to such power shall operate as a complete discharge of the Company and the Committee.

                 11.6 The validity of the Plan or any of its provisions shall be determined under, and it shall be construed and administered according to, the laws of the state of New York.

                 11.7 Any controversy or dispute hereunder shall be resolved by arbitration pursuant to the Constitution of the Exchange or the NASD.

                 11.8 Each Participant may designate, in writing and on a form provided by the Committee, any person(s) or legal entity(ies), including his estate, as his Beneficiary under the Plan; provided, however, that a Participant may designate a trust as his Beneficiary only with the prior written approval of the Committee. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary at any time prior to his death by filing with the Committee the appropriate beneficiary designation form. If no person or legal entity shall be designated by a Participant as his Beneficiary or if no designated Beneficiary survives him, his Beneficiary shall be his estate. To be effective, any designation or revocation of Beneficiary must be on the appropriate form provided by the Committee and on file with the Committee prior to the date of the Participant's death. The provisions of the Plan shall be binding on the Participant, the Company, and their respective heirs, executors, administrators, successors and assigns.